EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-284538) and on Form S-8 (Nos. 333-80839, 333-42068, 333-106430, 333-120802, 333-235973 and 333-261673) of The Goldman Sachs Group, Inc. of our report dated February 26, 2025 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 26, 2025